Exhibit 10.19

AGREEMENT AND PLAN OF SHARE EXCHANGE

by and among

MG Cleaners LLC,

a Texas limited liability company

and

the Sole Member of

MG Cleaners LLC listed herein,

on the one hand;

and

S&A Christian Investments, L.L.C.

December 22, 2020

AGREEMENT AND PLAN OF SHARE EXCHANGE

This Agreement and Plan of Share Exchange, dated as of December 22, 2020 (this “Agreement”), is made and entered into by and among MG Cleaners LLC, a Texas limited liability company (“MG” or the “Company”), and SMG Industries Inc. (“SMG”), a Delaware corporation and the sole member of MG (“MG Member”), on the one hand; and S&A Christian Investments, L.L.C., with a business address of PO Box 839, Carthage, Texas, 75633 (“Buyer”).

RECITALS

WHEREAS, the board of directors of MG and the MG Member have adopted resolutions approving and adopting the share exchange described in this Agreement (the “Exchange”) upon the terms and conditions set forth herein;

WHEREAS, the MG Member owns 100% of the issued and outstanding membership interests of MG (“MG Interests”) and the MG Member desires to exchange its MG Interests for the SMG Shares of common stock owned by Buyer (defined below) and Debt Assumption (defined below), pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE PURCHASE AND EXCHANGE

1.1           Exchange of Shares and Membership Interests.  Upon the terms and subject to the conditions hereof, at the Closing the MG Member will sell, convey, assign, transfer and deliver to Buyer membership interest certificates representing the MG Interests and will assume all obligations of MG unless specifically excluded herein, and Buyer will: (i) deliver 1,408,276 shares of common stock of SMG Industries Inc. (“SMG Shares”), in exchange for the MG Member’s MG Interests, and (ii) Buyer’s assumption of all obligations of MG unless specifically excluded herein.

1.2           Closing. The closing of the Exchange (the “Closing”) shall take place on the date when all of the closing conditions set forth in Article 6 of this Agreement are either satisfied or waived, or on such other date as may be mutually agreed upon by the parties. Such date is referred to herein as the “Closing Date”.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF MG

MG hereby represents and warrants to Buyer as follows, however, any and all representations set forth below are solely made as to the best knowledge of MG, without further investigation, as of the date of this Agreement:

2.1           Organization. MG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas, is qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business requires such qualification, and has the requisite power to carry on its business as now conducted.

2.2           Capitalization of the Company. As of immediately prior to the Closing, the outstanding membership interests of MG shall consist solely of the MG Interests being sold to Buyer. The MG Interests are validly issued, fully paid and non-assessable. As of the Closing, there are no outstanding or authorized options, warrants, rights, convertible securities or debt, or any other securities of MG or any agreements or commitments to which MG or the MG Member is a party or which are binding upon MG or the MG Member providing for the issuance or redemption of any of the MG Interests.

2.3           Certain Corporate Matters. MG is duly qualified to do business as a limited liability company and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on MG's financial condition, results of operations or business. MG has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4           Authority Relative to this Agreement. MG has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by MG and the consummation by MG of the transactions contemplated hereby have been duly authorized by the managing member of MG and no other actions on the part of MG are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MG and constitutes a valid and binding agreement of MG, enforceable against MG in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

2.5           Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by MG of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by MG nor the consummation by MG of the transactions contemplated hereby, nor compliance by MG with any of the provisions hereof, will (i) conflict with or result in any breach of any provisions of the charter or bylaws of MG, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which MG is a party or by which it or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to MG, or any of its properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which are not individually or in the aggregate material to MG.

2.6           Intentionally left blank.

2.7           Intentionally left blank.

2.8           Books and Records. The books and records of MG delivered to Buyer prior to the Closing fully and fairly reflect the transactions to which MG is a party or by which its properties are bound.

2.9           Intentionally left blank.

2. 10        Intellectual Property.  MG is not infringing, and has never infringed, upon the intellectual property or proprietary rights of any other person, corporation or other entity. There are no claims pending or any claims threatened alleging that MG is currently infringing upon, using in an unauthorized manner, or violating any trademarks, trade names, service marks, patents, copyrights or other proprietary rights of any person, corporation or other entity, and MG is unaware of any facts which would form a reasonable basis for any such claim. MG is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement or contract relating to intellectual property. In turn, all relative materials, trademarked and not trademarked, belonging to or representing MG—not limited to the name MG Cleaners and any abbreviations as such, proprietary related materials, knowledge, formulas, images, signatures, signs, posters, advertising displays, letterheads, etcetera—shall remain the sole possession of MG.

2.11         Litigation. Except as set forth on Schedule 2.11 hereto, MG is not subject to any judgment or order of any court or quasi-judicial or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against MG. MG is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of MG, and MG knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees, or stipulations affecting MG or to which MG is a party.

2.12         Legal Compliance. No claim has been filed against MG alleging a violation of any applicable laws or regulations of foreign, federal, state and local governments and all agencies thereof. MG holds all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of its business as presently conducted.

2.13         Intentionally left blank.

2.14         Subsidiaries and Investments.  MG does not own any capital stock or membership interests or have any interest of any kind whatsoever in any corporation, limited liability company, partnership, or other form of business organization.

2.15         Broker's Fees. Neither MG, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

2.16         Disclosure. The representations and warranties and statements of fact made by MG in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF THE MG MEMBER

The MG Member hereby represents and warrants to Buyer as follows:

3.1           Ownership of the MG Interests.  The MG Member owns, beneficially and of record, good and marketable title to the MG Interests free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options, or stockholders' agreements, except as otherwise provided. At the Closing, the MG Member will convey to Buyer good and marketable title to the MG Interests, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, member agreements or restrictions.

3.2           Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by the MG Member and constitutes a valid and binding agreement of the MG Member, enforceable against the MG Member in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

BUYER

Buyer hereby represents and warrants to MG and the MG Member as follows:

4.1           Authority Relative to this Agreement.  Buyer has the requisite power and authority to enter into this Agreement and carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by Buyer and no other actions on the part of Buyer are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

4.2           Consents and Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer is a party or by which it or any of its properties or assets may be bound or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, or any of its respective properties or assets.

4.3           MG Financial Condition. Buyer is responsible for the day-to-day operations of MG’s business and as a result is fully aware of MG’s financial condition and is not relying on any representation or warranty from MG or the MG Member as to the financial condition of MG.

4.4           MG’s Business and Operations. Buyer’s principals, specifically Stephen Christian, have managed the day-to-day operations of MG prior to the date the MG Member acquired the membership interests of MG through and including the date hereof. As a result thereof, the Buyer and Buyer’s principals, specifically Stephen Christian, are aware of any and all agreements, liabilities, lawsuits, legal actions, employee matters and transactions that MG has conducted through and including the date of this Agreement and confirm that all of the representations and warranties made by MG pursuant to Article 2 herein are true and complete as of the date of this Agreement.

4.5           Broker's Fees. Neither Buyer, nor anyone on its behalf, has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.6           Disclosure. The representations and warranties and statements of fact made by Buyer in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

COVENANTS AND AGREEMENTS OF THE PARTIES

EFFECTIVE PRIOR TO CLOSING

5.1           Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records, and financial condition of MG as each party may request.  In order that each party may have the full opportunity to do so, MG shall furnish each party and its representatives during such period with all such information concerning the affairs of MG  as each party or its representatives may reasonably request and cause MG and its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party's representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party's premises, with copies thereof to be provided to each party or its representatives upon request.

5.2           Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Exchange and (ii) provide to the other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.

5.3           Conduct of Business. Subject to the provisions hereof, from the date hereof through the Closing, Stephen Christian as President of MG shall use his best efforts to cause MG to  (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of Buyer.  Without the prior written consent of Buyer, Stephen Christian as President of MG, except as required or specifically contemplated hereby, shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

5.4           Litigation. Except as referenced above 2.11, from the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, manager, employee, consultant, agent, member or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

5.5           Notice of Default. From the date hereof through the Closing, each party hereto shall give to the representative of the other party or parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of each such party's representations or warranties herein.

ARTICLE 6

CONDITIONS TO CLOSING

6.1           Conditions to Obligations of MG and the MG Member.  The obligations of MG and the MG Member under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. At the Closing, Buyer shall have delivered or caused to be delivered to MG, or the MG Member, the following:

(i)            the SMG Shares and all documents related to the Debt Assumption;

(ii)           the written resignation of Stephen Christian as an officer and corporate secretary of SMG Industries Inc., and any associated enterprise and the termination of Stephen Christian’s employment agreement with SMG;

(iii)          evidence of the release of any personal guarantee of Matthew Flemming related to any MG debt, or other financial obligations of MG, including but not limited to the Velocity debt, MG banking accounts ending in 2384 and 3973 at Prosperity Bank in Carthage, Texas or any other banking institution attached to MG;

(iv)          evidence of the release of any personal guarantee of Stephen Christian and Vanessa Pittman related to any SMG, Jake Oilfield, Momentum, or Trinity debt, or other financial obligations, including but not limited to SMG banking account ending in 6250; Jake Oilfield bank account ending in 7140; Momentum banking account ending in 7655; and Trinity banking account ending in 2051, all at Prosperity Bank in Carthage, Texas;

(v)           written confirmation from Stephen Christian and Vanessa Pittman that they have each been paid any and all amounts due and owing to each of them as of the Closing Date and that there are no other financial obligations due and owing to either of them from the MG Member or any of its subsidiaries as of the Closing Date;

(v)           such other documents as MG or the MG Member may reasonably request in connection with the transactions contemplated hereby;

(vi)          such documents evidencing agreement by Buyer to assume or refinance the MG Small Business Administration loan, the Payroll Protection Plan, and the Emergency Injury Disaster Loans, and the Velocity loan;

(vii)         a transition services agreement with terms agreeable to all respective parties between one or more of SMG and Vanessa Pittman or MG or Buyer due to Buyer within 3 (three) days prior to closing.

(b)          Representations and Warranties to be True.    The representations and warranties of Buyer herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  Buyer shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Actions or Legal Proceedings. There shall be no pending or threatened litigation with respect to this Agreement or the transactions contemplated hereby, prior to the execution hereof.

6.2           Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries. On the Closing Date, or as otherwise set forth below, MG or the MG Member shall have delivered to Buyer the following:

(i)	certificates representing the MG Interests, duly endorsed in blank or each accompanied by a stock power effecting the transfer thereof to Buyer
(ii)	on the Closing Date, evidence of a minimum of $150,000 in cash in MG’s bank account at Prosperity Bank in Carthage, Texas, in the event that there is a shortfall on the Closing Date, the MG Member shall be responsible to deposit such shortfall into the MG bank account within 30 days of the Closing Date. In the event that the shortfall is not deposited in such account within 30 days of the Closing Date, the MG Member shall pay a penalty to MG in the amount of five percent (5.0%) of such shortfall during every 30 day period that such shortfall exists (such 5.0% to be calculated every 30 days based on the shortfall amount on the Closing Date less any amounts subsequently deposited by the MG Member multiplied by 5.0%);

(iii)          this Agreement duly executed by MG and the MG Member;

(iv)          a duly executed member and managers certificate certifying that the representations and warranties of MG and the MG Member included herein are true and correct, in all material respects, as of the Closing Date;

(v)           such other documents as Buyer may reasonably request in connection with the transactions contemplated hereby;

(vi)          this intentionally left blank;

(vii)         such documents evidencing agreement to grant Stephen Christian and Vanessa Pittman access to the Dropbox for 60 days from the date of the execution of this purchase agreement.

(viii)        such documents evidencing agreement to grant Stephen Christian to remove personally related information or data from the Dropbox for 60 days from the date of the execution of this purchase agreement;

(ix)          such documents evidencing agreement to grant MG and its employees to stay on the Technologix server, email system, phone system, electric, gas, water, and other utilities until January 15, 2021;

(x)           such documents evidencing agreement to transfer any and all issues involving AR, AP, AP Collection calls, and tax reports from Trinity, Big Vehicle, SMG, Jake, Momentum, or any other SMG companies within 30 days of the execution of this purchase agreement;

(xi)          such documents evidencing agreement to grant MG permission to remain located at the 5J yard at 2451 W. Murphy St., Odessa, Texas 79763, without rent for six months beginning the date of the execution of this purchase agreement, however, SMG shall not be responsible for insuring any MG equipment or other property located at 2451 W. Murphy St., Odessa, Texas 79763;

(xii)         such documents evidencing agreement to grant to partition the combined insurance policy coverage of Trinity and MG or allowing MG to obtain its own insurance policy;

(xiii)        such documents evidencing agreement to return or destroy within 10 days of the date of the execution of this purchase agreement to Stephen Christian all credit cards, debit cards, fuel cards, charge cards, etc.;

(xiv)        such documents evidencing agreement forgiving all intercompany amounts not specifically mentioned herein made prior to the execution of this purchase agreement;

(xv)         such documents evidencing agreement to reimburse MG for accrued corporate expenses;

(xvi)        such documents evidencing agreement to remove all automatic payments charged to the American Express or Bento Card and/or debited from MG’s checking accounts. Any charges processed beyond the date of the execution of this purchase agreement shall be disputed.

(b)           Representations and Warranties to be True.    The representations and warranties of MG and the MG Member herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  MG and the MG Member shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)           No Actions or Legal Proceedings. There shall be no pending or threatened litigation with respect to this Agreement or the transactions contemplated hereby, prior to the execution hereof.

ARTICLE 7
INDEMNIFICATION AND RELATED MATTERS

7.1 Survival of Representations and Warranties.  The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement, including any disclosure schedule, shall survive until twelve (12) months after the Closing Date (except with respect to Taxes, which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period). The right to any remedy based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

7.2 Indemnification.

(a) Buyer shall indemnify and hold the MG Member harmless for, from and against any and all liabilities, obligations, damages, losses, taxes (including but not limited to sales, property, use and income), deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which the MG Member may become subject resulting from or arising out of: (i) any breach of a representation, warranty or covenant made by Buyer as set forth herein; or (ii) any liability not specifically assumed by the MG Member pursuant to the terms of this Agreement; or (iii) a third party demand that the MG Member pay any obligation of MG pursuant to a corporate guarantee granted by the MG Member prior to Closing.

(b) the MG Member shall indemnify and hold Buyer and Buyer’s officers and directors (“Buyer’s Representatives”) harmless for, from and against any and all Losses to which Buyer or Buyer’s Representatives may become subject resulting from or arising out of any breach of a representation, warranty or covenant made by the MG Member as set forth herein.

(c) As set forth in Schedule 7.2(c) hereto, SMG Industries shall indemnify and hold harmless MG, Stephen Christian individually, and Vanessa Pittman, individually, from and against any and all liabilities related to or arising from SMG, Trinity, Big Vehicle, Jake Momentum, 5J Oilfield Services, 5J Trucking, or 5J Specialized.

7.3 Notice of Indemnification.  Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article 7, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article 7, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article 7 or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article 7 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article 7, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

ARTICLE 8

TERMINATION

8.1           Events of Termination.  This Agreement may, by notice given in the manner hereinafter provided, be terminated, and abandoned at any time prior to completion of the Closing, as follows:

(a)           by the MG Member if (i) there has been a material Breach by Buyer and, in the case of a covenant or agreement, such Breach shall not have been cured within ten (10) days after receipt by Buyer of notice specifying particularly such Breach, or (ii) if the MG Member identifies hereafter any fact, circumstance or event that could be reasonably determined to have a material adverse effect on MG Member and such fact, circumstance or event is not cured by Buyer within ten (10) days after receipt by Buyer of notice specifying particularly such fact, event or circumstance.

(b)          by Buyer (i) if there has been a material Breach by MG or the MG Member and, in the case of a covenant or agreement, such Breach shall not have been cured within ten (10) days after receipt by MG or the MG Member of notice specifying particularly such Breach, or (ii) if Buyer identifies hereafter any fact, circumstance or event that could be reasonably determined to have a material adverse effect on MG (or Buyer following the completion of the transactions contemplated hereby), and such fact, circumstance or event is not cured by MG within ten (10) days after receipt by MG or the MG Member of notice specifying particularly such fact, event or circumstance; or

(c)           at any time by mutual written agreement of the MG Member and Buyer.

This Agreement may not be terminated after completion of the Closing, except by mutual agreement of the MG Member and Buyer.

For the purposes of this Article 8, there shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation, or other provision if there is or has been (i) any inaccuracy (subject to applicable knowledge and materiality qualifiers, if any) in, breach of, any failure to comply with, or any failure to perform, such representation, warranty, covenant, obligation, or other provision, or (ii) any claim (by any person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation, or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim, or circumstance.

ARTICLE 9

GENERAL PROVISIONS

9.1           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at the addresses set forth on the signature page hereof (or at such other address for a party as shall be specified by like notice).

9.2           Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

9.4           Miscellaneous. This Agreement (together with all schedules, documents and instruments referred to herein): (i) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (ii) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (iii) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5           Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement.

9.6           Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.  Any and all actions brought under this Agreement shall be brought in the County Court at Law of Harris County, Texas.

9.7           Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile or email as a .pdf copy, which facsimile or email shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8           Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by Buyer, MG and the MG Member.

9.9           Parties in Interest: No Third-Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

9.10         Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11         Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.12         Recitals Incorporated.  The recitals of this Agreement are incorporated herein and made a part hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MG CLEANERS LLC,

A Texas limited liability company

By:  /s/ Jeffrey Martini

Name:  Jeffrey Martini

Title:  CEO

Address: 710 N. Post Oak Road

 Houston, TX 77024

[SIGNATURE PAGES OF MG MEMBER AND BUYER FOLLOW]

[SIGNATURE PAGE OF MG MEMBER]

MEMBER:

SMG INDUSTRIES, INC.

By: /s/ Jeffrey Martini

Name: Jeffrey Martini

Title: CEO

[SIGNATURE PAGE OF BUYER]

BUYER: S&A Christian Investments, L.L.C.

By: /s/ Stephen Christian

Name: Stephen Christian

Title: Manager